Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY REPORTS THIRD QUARTER 2008 OPERATING RESULTS

•	Adjusted EBITDA Increases by 36% From Q-3 2007

•	Reached Agreements to Ship a Total of 725,000 Tons of Midwest Coal at an Average Price of $64.36 Per Ton; Compared with Agreements Reached During Q-3 2007 at an Average Price of $30.84 Per Ton

•	Higher Priced Contracts for CAPP Shipments Set to Begin in Q-1 2009

•	Conference Call Slides Posted to Company Website

RICHMOND, VA., November 6, 2008 – James River Coal Company (NASDAQ:JRCC), a producer of steam and industrial-grade coal, today announced that it had a net loss of $21.7 million or $0.86 per fully diluted share for the third quarter of 2008 and a net loss of $62.4 million or $2.62 per fully diluted share for the nine months ended September 30, 2008. This is compared to a net loss of $9.7 million or $.60 per fully diluted share for the third quarter of 2007 and a net loss of $35.6 million or $2.23 per fully diluted share for the nine months ended September 30, 2007.  The results for the third quarter of 2007 and the nine months ended September 30, 2007 include a $6.1 million gain on curtailment of the Company’s defined benefit pension plan.  The $6.1 million gain on curtailment is included as a reduction in the calculation of Adjusted EBITDA.

Peter T. Socha, Chairman and Chief Executive Officer commented: “This was a mixed quarter.  Our costs in Central Appalachia were higher than we would like.  This was partially due to changes in the regulatory environment and higher costs for raw materials.  We were able to successfully resolve several of the regulatory issues and price escalation for raw materials appears to be easing.  Our Midwest operations had a good quarter and the mines were able to perform at a very high level.  We were also successful with our contracting activities in the Midwest this quarter.

We are finally near the end of our low priced Central Appalachian (CAPP) coal supply contracts for 2007 and 2008.  Our new higher priced CAPP contracts beginning in the first quarter of 2009 will, in many cases, be at prices that are double the level of this year.  A substantial portion of our Midwest production currently under low priced contracts will be available for repricing at market as we approach the end of those contracts in 2009.”

FINANCIAL RESULTS

The following tables show selected operating results for the three and nine month periods ended September 30, 2008 compared to the corresponding periods ended September 30, 2007 (in 000’s except per ton amounts).

Total Results	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	Total	Total	Total	Total

Company and Contractor production (tons)	2,731	2,826	8,379	8,524
Coal purchased from other sources (tons)	30	248	227	723
Total coal available to ship (tons)	2,761	3,074	8,606	9,247

Coal Shipments (tons)	2,777	3,039	8,591	9,135
Revenues
Coal Sales	$151,842	128,457	427,733	388,959
Synfuel Handling	-	1,595	-	5,464
Cost of Coal Sold	138,873	119,251	393,470	355,295
Gain on curtailment of pension plan	-	(6,091)	-	(6,091)
Depreciation, Depletion, & Amortization	17,158	17,358	52,000	54,621
Gross Profit (Loss)	(4,189)	(466)	(17,737)	(9,402)
Selling, General & Administrative	9,057	8,062	25,123	23,225

Adjusted EBITDA (1)	$7,099	5,229	17,774	22,969

(1)
Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release.  Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Three Months Ended September 30,
	2008		2007
	CAPP	Midwest	CAPP	Midwest

Company and Contractor production (tons)	1,892	839	2,019	807
Coal purchased from other sources (tons)	30	-	237	11

Total coal available to ship (tons)	1,922	839	2,256	818

Coal Shipments (tons)	1,932	845	2,224	815
Coal Sales Revenue	$123,691	28,151	104,924	23,533
Average Sales Price per ton	64.02	33.31	47.18	28.87
Cost of Coal Sold	$113,187	25,686	99,979	19,272
Cost of Coal Sold per ton	58.59	30.40	44.95	23.65

	Nine Months Ended September 30,
	2008		2007
	CAPP	Midwest	CAPP	Midwest

Company and Contractor production (tons)	6,063	2,316	6,155	2,369
Coal purchased from other sources (tons)	227	-	712	11

Total coal available to ship (tons)	6,290	2,316	6,867	2,380

Coal Shipments (tons)	6,290	2,301	6,775	2,360
Coal Sales Revenue	$353,388	74,345	320,960	67,999
Average Sales Price per ton	56.18	32.31	47.37	28.81
Cost of Coal Sold	$322,549	70,921	299,801	55,494
Cost of Coal Sold per ton	51.28	30.82	44.25	23.51

Mr. Socha continued, “Our costs in CAPP were higher than normal this quarter.  This was due to regulatory compliance matters, some minor issues with geology, and the abnormally high cost of several raw materials.  The regulatory issues were primarily specific items that included the approval of ground control plans at two of our surface mines and enhanced roof control and seal construction at two of our underground mines.  These items have been resolved.  The areas of difficult geology have improved during the past several weeks.  Finally, we are beginning to see some improvement in the cost of our raw materials.  We have returned to normal mine operations in CAPP.”

LIQUIDITY

As of September 30, 2008, the Company had available liquidity of $60.1 million calculated as follows (in millions):

Cash and Cash Equivalents	$45.1
Availability under the Revolver	15.0

Available Liquidity	$60.1

Our available liquidity was reduced by $24.2 million in early October 2008 as a result of our repayment of the Term Facility and funding of the Letter of Credit Facility and the payment of accrued interest and financing fees.  The Term Facility has been paid in full.

The Company was not in compliance with the Adjusted EBITDA and leverage ratio covenants contained in the Revolving Credit Facility and the Letter of Credit Facility as of September 30, 2008.  The Company has entered into a waiver and amendment to the Revolving Credit Facility with regard to the non-compliance. The Company has also reached an agreement with the required lenders under the Letter of Credit Facility regarding a waiver and amendment of the non-compliance.  The waivers and amendment relate to both the quarter ended September 30, 2008 and the quarter ended December 31, 2008.

SALES COMMITMENTS AND MARKET COMMENTS

As of October 31, 2008, we had the following contractual commitments to ship coal at a fixed and known price (in 000’s except per ton amounts):

	2008 Priced (c)
	As of July 31, 2008		As of October 31, 2008		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	8,576	$56.08	8,576	$56.08	-	$-
Midwest	3,436	$30.23	3,436	$30.23	-	$-

	2009 Priced
	As of July 31, 2008		As of October 31, 2008		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	5,941	$96.19	5,941	$96.19	-	$-
Midwest	3,019	$30.56	3,414	$34.54	395	$65.00

	2010 Priced
	As of July 31, 2008		As of October 31, 2008		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	3,800	$108.42	3,800	$108.42	-	$-
Midwest	483	$29.98	813	$43.61	330	$63.59

	2011 Priced
	As of July 31, 2008		As of October 31, 2008		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	2,000	$125.00	2,000	$125.00	-	$-
Midwest	-	$-	-	$-	-	$-

Mr. Socha continued: “As widely reported, the turmoil in the financial markets has affected the entire energy complex, including coal.  We believe that the volatility in financially traded coal contracts has been greatly influenced by factors other than the underlying supply and demand for coal.  These factors include tighter credit conditions on several large traders of financial coal contracts.  We expect that the impact of these factors will be reduced during the next several months and the fundamentals of the market will, once again, be the dominant driver of future coal prices.

In the contracting area, we are very pleased with our Midwest activities this quarter.  We were able to reach multi-year agreements with several of our customers at prices substantially above prior levels.

Our contracting activities in Central Appalachia are still under discussion with our customers.  The timing of these discussions is consistent with our experience in November 2007.”

SAFETY AWARDS

During the quarter two of James River’s mines earned The Sentinels of Safety award.  The Sentinels of Safety is the most distinguished safety award in the United States mining industry.  It is awarded on an annual basis by the Mine Safety and Health Administration (MSHA) and the National Mining Association (NMA).  Blue Diamond Coal Company’s Mine #77 earned the award in the category of large underground coal mines and Triad Mining’s Freedlandville East Mine earned the award in the category of small surface coal mines.

Bledsoe Coal’s Beechfork Mine won the Kentucky Coal Association/Kentucky Environmental and Public Protection Cabinet Safety award for the Barbourville District.

“We are very proud of having received these distinguished awards” said C.K. Lane, Chief Operating Officer.  “Our employees have worked very hard and deserve this recognition for their diligent efforts to make safety our number one priority.  We will continue to work hard to provide our employees with a safe work environment.”

CONFERENCE CALL

The Company will hold a conference call with management to discuss the first quarter earnings on November 6, 2008 at 11:00 a.m. Eastern Time.  The Company will be using slides during the opening portion of the conference call.  The slides have been posted to the Company website.  The conference call can be accessed by dialing 877-852-6579, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 719-325-4771.  A replay of the conference call will be available on the Company’s website and also by telephone, at 888-203-1112 for domestic callers.  International callers, please dial 719-457-0820: pass code 2586941.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

 FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to diversify our operations; failure to exploit additional coal reserves; the risk that reserve estimates are inaccurate; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; our dependency on one railroad for transportation of a large percentage of our products; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; our compliance with debt covenants; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	September 30, 2008	December 31, 2007
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$45,070	5,413
Receivables:
Trade	34,980	40,544
Other	665	762
Total receivables	35,645	41,306
Inventories:
Coal	7,595	5,915
Materials and supplies	10,337	8,277
Total inventories	17,932	14,192
Prepaid royalties	4,649	3,817
Other current assets	5,381	4,180
Total current assets	108,677	68,908
Property, plant, and equipment, at cost:
Land	6,678	6,220
Mineral rights	229,841	191,586
Buildings, machinery and equipment	312,134	285,009
Mine development costs	38,515	31,923
Total property, plant, and equipment	587,168	514,738
Less accumulated depreciation, depletion, and amortization	238,675	195,534
Property, plant and equipment, net	348,493	319,204
Goodwill	26,492	26,492
Other assets	21,006	24,683
Total assets	$504,668	439,287

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	September 30, 2008	December 31, 2007
Liabilities and Shareholders' Equity	(unaudited)

Current liabilities:
Current maturities of long-term debt	$29,775	1,600
Accounts payable	54,326	46,641
Accrued salaries, wages, and employee benefits	8,117	6,010
Workers' compensation benefits	9,450	9,450
Black lung benefits	2,050	2,050
Accrued taxes	5,266	4,234
Other current liabilities	13,986	7,394
Total current liabilities	122,970	77,379
Long-term debt, less current maturities	150,000	187,200
Other liabilities:
Noncurrent portion of workers' compensation benefits	45,970	44,142
Noncurrent portion of black lung benefits	23,533	22,084
Pension obligations	4,205	5,423
Asset retirement obligations	38,072	32,288
Other	1,158	997
Total other liabilities	112,938	104,934
Total liabilities	385,908	369,513

Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares;
issued and outstanding 27,401,703 and 21,906,265 shares
as of September 30, 2008 and December 31, 2007, respectively	274	219
Paid-in-capital	271,162	159,403
Accumulated deficit	(154,125)	(91,719)
Accumulated other comprehensive income	1,449	1,871
Total shareholders' equity	118,760	69,774

Total liabilities and shareholders' equity	$504,668	439,287

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	September 30, 2008	September 30, 2007

Revenues	$151,842	130,052
Cost of sales:
Cost of coal sold	138,873	119,251
Gain on curtailment of pension plan	-	(6,091)
Depreciation, depletion and amortization	17,158	17,358
Total cost of sales	156,031	130,518
Gross profit (loss)	(4,189)	(466)
Selling, general and administrative expenses	9,057	8,062
Total operating loss	(13,246)	(8,528)
Interest expense	4,625	5,250
Interest income	(55)	(81)
Charges associated with repayment and amendment of debt	4,223	-
Miscellaneous income, net	(327)	(84)
Total other expense, net	8,466	5,085
Loss before income taxes	(21,712)	(13,613)
Income tax benefit	-	(3,917)
Net loss	$(21,712)	(9,696)
Loss per common share
Basic loss per common share	$(0.86)	(0.60)
Shares used to calculate basic loss per share	25,173	16,044
Diluted loss per common share	$(0.86)	(0.60)
Shares used to calculate diluted loss per share	25,173	16,044

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2008	September 30, 2007

Revenues	$427,733	394,423
Cost of sales:
Cost of coal sold	393,470	355,295
Gain on curtailment of pension plan	-	(6,091)
Depreciation, depletion and amortization	52,000	54,621
Total cost of sales	445,470	403,825
Gross profit (loss)	(17,737)	(9,402)
Selling, general and administrative expenses	25,123	23,225
Total operating loss	(42,860)	(32,627)
Interest expense	13,700	14,910
Interest income	(317)	(403)
Charges associated with repayment and amendment of debt	7,236	2,421
Miscellaneous income, net	(1,073)	(371)
Total other expense, net	19,546	16,557
Loss before income taxes	(62,406)	(49,184)
Income tax benefit	-	(13,620)
Net loss	$(62,406)	(35,564)
Loss per common share
Basic loss per common share	$(2.62)	(2.23)
Shares used to calculate basic loss per share	23,793	15,983
Diluted loss per common share	$(2.62)	(2.23)
Shares used to calculate diluted loss per share	23,793	15,983

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Reconciliation of EBITDA
(in thousands)
(unaudited)

EBITDA is a measure used by management to measure operating performance.  We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance.  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is the amount used in our current debt covenants.  Adjusted EBITDA is defined as EBITDA further adjusted for certain cash and non-cash charges.  Adjusted EBITDA is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

EBITDA and Adjusted EBITDA are not recognized terms under US GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with US GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA or Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Net loss	$(21,712)	(9,696)	(62,406)	(35,564)
Income tax benefit	-	(3,917)	-	(13,620)
Interest expense	4,625	5,250	13,700	14,910
Interest income	(55)	(81)	(317)	(403)
Depreciation, depletion, and amortization	17,158	17,358	52,000	54,621
EBITDA	$16	8,914	2,977	19,944

Other adjustments specified in our current debt agreement:
Gain on curtailment of pension plan	-	(6,091)	-	(6,091)
Charges associated with repayment and amendment of debt	4,223	-	7,236	2,421
Other adjustments	2,860	2,406	7,561	6,695
Adjusted EBITDA	$7,099	5,229	17,774	22,969